Exhibit 10.7.7
Dated 18th day of September 2009
(1) REDGATE MEDIA (BEIJING) CO., LTD.
(2) JIN YUE
(3) CHEN FUJUN
and
(4) REDGATE MEDIA (HONG KONG) LIMITED
****************************************
AMENDED AND RESTATED
EQUITY INTEREST PLEDGE CONTRACT
****************************************

THIS AMENDED AND RESTATED EQUITY INTEREST PLEDGE CONTRACT (this “Contract”) is made on this 18th day of September 2009
BETWEEN:
(1)	Redgate Media (Beijing) Co., Ltd., a wholly foreign owned enterprise organized and existing under the laws of the People’s Republic of China (“China” or the “PRC”), with its legal address at Room 802, Building No. 2, 19 Jianguomenwai Avenue, Chaoyang District, 100004, Beijing, PRC (“Party A”);

(2)	Jin Yue, a citizen of the PRC whose PRC identity card number is 110102196705030412, and whose residential address is 3-1-1104, 15A Wanshou Road, Haidian District, 100036, Beijing, PRC (“Party B”);

(3)	Chen Fujun, a citizen of the PRC whose PRC identity card number is 110102192712050448, and whose residential address is 3-1-1104, 15A Wanshou Road, Haidian District, 100036, Beijing, PRC (“Party C”); and

(4)	REDGATE MEDIA (HONG KONG) LIMITED, a company incorporated in the Hong Kong SAR of the PRC and having its registered office at [Room 2703, 27/F., the Centrium, 60 Wyndham Street, Central, Hong Kong], who is the registered owner of 100% shares of Party A (“Redgate HK”).
Each of Party A, Party B and Party C is referred to hereinafter as a “Party” and collectively the “Parties.” Each of Party B and Party C is also referred to hereinafter as a “Pledgor” and collectively as the “Pledgors.”
WHEREAS:
(A)	Party B owns 60% of the total equity interest in, a limited liability company organized and existing under the laws of the PRC, the legal address of which is Room 805, Block 2, 19 Jianguomenwai Avenue, Chaoyang District, 100004, Beijing, the PRC (the “Company”) (“Party B’s Interest”), and Party C owns the remaining 40% equity interest in the Company (“Party C’s Interest”, together with Party B’s Interest, and all shares, dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in connection with or in exchange for any or all the Party B’s Interest and Party C’s Interest (each of Party B’s Interest and Party’s Interest is hereinafter referred to as the “Pledged Interest”, and collectively the “Pledged Interests”).

(B)	Party B and Party C have executed two loan contracts with Redgate HK on April 5, 2005 and November 15, 2005 under which each of Party B and Party C intended to borrow loans from Redgate HK, and Redgate HK agreed to extend the loans to Party B and Party C on an interest-free basis (“2005 Loan Contracts”). Simultaneously with the execution of the 2005 Loan Contracts, Party B and Party C have respectively executed (1) two option deeds with Redgate HK and the Company with regard to the grant to Redgate HK, inter alia, an exclusive right to purchase the Party B’s Interest and Party C’s Interest on April 5, 2005 and November 15, 2005 (“2005 Option Deeds”); and (2) two equity interest pledge contracts with Party A with regard to the grant of security for the performance by Party B and Party C of their respective obligations under the 2005 Loan Contracts and the 2005 Option Deeds on April 5, 2005 and November 15, 2005 (“2005 Equity Interest Pledge Contracts”).

(C)	Notwithstanding the above, the Parties and Redgate HK acknowledge that (1) the 2005 Loan Contracts were entered into by Redgate HK on behalf of Party A, while the loans under the 2005 Loan Contracts were intended to be, and as a matter of fact, have been provided to Party B and Party C by Party A rather than Redgate HK;(2) the 2005 Option Deeds were intended to be entered into among the Parties and the Company. As an effort to document the actual commercial arrangement,(1) the Parties and Redgate HK agree to execute a loan contact to confirm that Party B and Party C borrowed the loans from Party A, and the rights and obligations of Redgate HK under the 2005 Loan Contracts shall be assumed by Party A (the “Loan Contract”);(2) the Parties and Redgate HK agree to execute an amended and restated option deed with the Company to confirm that Party B and Party C have granted to Party A, inter alia, an exclusive right to purchase the Party B’s Interest and Party C’s Interest (the “Option Deed”).

(D)	In order to secure the performance by the Pledgors of their respective obligations under the Loan Contract and the Option Deed (the “Primary Obligations”), each of the Pledgors wishes to pledge all the Pledged Interest owned by him to Party A and Party A wishes to accept the pledge of the Pledged Interest by the Pledgors.

(E)	In accordance with Section 10.2 of the 2005 Equity Interest Pledge Contracts and as an effort to document the factual commercial arrangement, the Parties desire to amend and restate the 2005 Equity Interest Pledge Contracts as set forth herein.
AGREEMENT:

1.	DEFINITIONS AND INTERPRETATIONS
1.1	In this Contract, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Encumbrance”	means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any person, including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any person and (iv) any adverse claim as to title, possession or use;

“Person”	An individual, corporation, joint venture, partnership, enterprise, trust or unincorporated association; and

“RMB”	Renminbi, the lawful currency of the PRC from time to time.

1.2	For the purposes of interpretation of the provisions herein:
1.2.1	Words importing the singular shall include the plural and vice versa.

1.2.2	Where any provision contains the expression “and/or” then this shall mean that the relevant provision may apply to either or both of the parties or matters that such expression shall connect.

1.2.3	The headings used herein are inserted for convenience only and shall not be used to interpret, construe or otherwise affect the meaning of the provisions of this Contract.

1.2.4	The Appendix attached hereto shall constitute an integral part of this Contract and shall have the same legal effect as this Contract.

1.2.5	A reference to a day herein means a calendar day.
2.	SECURITY INTERESTS
2.1	As collateral security for the prompt and full performance of the Primary Obligations, the Pledgors hereby grant to Party A a continuing security interest of first priority and subject to no other Encumbrance in the Pledged Interests.

2.2	The Pledgors shall, and shall procure that the Company shall, record the grant of the security interest in the Pledged Interests under this Contract in the register of members of the Company.

2.3	The Pledgors undertake that they will be responsible for, on the date hereof, the recording of Pledged Interests on the shareholders register of the Company, and shall make their best efforts to complete the relevant registration procedures with the competent administration for industry and commerce.

2.4	Only upon prior consent by Pledgee shall Pledgors be able to receive dividends from the Pledged Property.

2.5	Only upon prior consent by Pledgee shall Pledgors be able to increase its capital contribution to the Company. The increased capital of the Company as a result of the capital contribution increase to the Company by Pledgee shall belong to the Pledged Interests.
3.	REPRESENTATIONS AND WARRANTIES
3.1	Each of the Pledgors hereby represents and warrants to Party A on the date hereof that:
3.1.1	He has the power to execute and deliver this Contract and to perform his obligations hereunder. Once executed, this Contract shall constitute his legal, valid and binding obligations enforceable against him in accordance with its terms;

3.1.2	to his best knowledge, neither the execution and delivery of this Contract nor the performance of his obligations under this Contract will: (i) result in a violation of any applicable laws of the PRC; (ii) result in the breach of, or constitute a default under, any contract or instrument to which he is a party or by which he may be bound; (iii) result in any violation of any conditions imposed with respect to the grant and/or continued validity of any license or approval issued to him; or (iv) result in suspension or withdrawal of, or imposition of conditions with respect to, any license or approval issued to him;

3.1.3	he is the sole legal and beneficial owner of and have good and marketable title to the Pledged Interest owned by him, free and clear of any Encumbrance; and

3.1.4	no civil or criminal claims, actions, suits, investigation, litigation, arbitration or administrative proceeding is currently taking place or pending or may take place with respect to his Pledged Interest.
3.2	Each of the Pledgors hereby further represents and warrants to Party A on the date hereof that:
3.2.1	the registered capital of the Company is RMB13,000,000 and has been fully paid in and not repaid in any form;

3.2.2	the Pledgors are the lawful record and beneficial owners of their respective Pledged Interests; and

3.2.3	no order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company. No receiver has been appointed in respect of the Company or all or any of its assets. No distress, execution or other process has been levied on any of the assets of the Company, and the Company is neither insolvent nor unable to pay its debts as they fall due;

3.3	The representations and warranties set out in this Clause 3 shall be deemed to be repeated until the date of termination of this Contract.
4.	COVENANTS AND OBLIGATIONS

4.1	Each of the Pledgors covenants to Party A that he shall:
4.1.1	not sell, assign, mortgage, or otherwise dispose of, or create or permit to be created any other Encumbrance over, the legal or beneficial interest in any part of his Pledged Interest without the prior written consent of Party A, except for the pledge of his Pledged Interest pursuant to the terms hereof;

4.1.2	execute all documents, perform all acts and prosecute or defend all claims as may be necessary or advisable to maintain his title to his Pledged Interest; and

4.1.3	comply strictly with the provisions of this Contract, the Loan Contract and the Option Deed, and perform the obligations hereunder and thereunder and not do or omit to do any acts to affect the validity and enforceability hereof and thereof.
5.	EXECUTION OF THE POWER OF ATTORNEY FOR TRANSFER

At the time of the execution of this Contract, each of the Pledgors shall provide to Party A a signed undated irrevocable power of attorney for transfer with respect to equity interest in the form attached as Appendix 1.

6.	DISPOSAL OF THE PLEDGED INTEREST

6.1	Upon the occurrence of any one or more of the following events, Party A is entitled to exercise its right to the Pledged Interests in accordance with the provisions of the law and this Contract:
6.1.1	any Pledgors violates any provisions of the Loan Contract or the Option Deed;

6.1.2	any Pledgors violates any provision of this Contract, including, without limitation, the representations and warranties made under Clause 3 and the covenants made under Clause 4 hereof;

6.1.3	the Company ceases its operation or is dissolved or is ordered to cease its operation or to be dissolved or goes into bankruptcy;

6.1.4	any of the Pledgors and the Company is involved in any disputes, litigation, arbitration, administrative proceedings or any other legal proceedings which, in the opinion of Party A, adversely affect the ability of any of the Pledgors and the Company to perform its/his obligations under the Loan Contract, the Option Deed or this Contract; or

6.1.5	any other circumstances under which the rights granted hereunder may be exercised pursuant to applicable laws and regulations.
6.2	Upon the occurrence of any one or more of the events set out in Clause 6.1, Party A, subject to the compliance of the relevant laws and regulations, shall have the option to exercise its right to the Pledged Interests in any one or more of the manners below:
6.2.1	to purchase any of the Pledged Interests;

6.2.2	to sell any of the Pledged Interests by an auction or a private sale; or

6.2.3	to dispose of any of the Pledged Interests in any other manner as permitted under the applicable laws and regulations.
6.3	Party A shall use the proceeds obtained from the disposal of the Pledged Interests under this Contract in accordance with Clause 6.2 in the following order:
6.3.1	to pay all taxes necessary for the disposal of such Pledged Interests;

6.3.2	to repay any amount payable to Party A under the Loan Contract or the Option Deed; and

6.3.3	to refund the balance to the Pledgors after payment of the amounts set forth in Clauses 6.3.1 and 6.3.2 above.
6.4	If anyone or more of the events set out in Clause 6.1 should occur, Party A’s recourse shall be limited to taking the actions set forth in this Clause 6. If the amount of the proceeds obtained pursuant to Clause 6.2 is lower than the amounts referred to in Clauses 6.3.1 and 6.3.2, the difference shall not be made up by the Pledgors.

6.5	Upon the disposal of the Pledged Interests by Party A, the Pledgors, as Party A may request, shall provide Party A or its agent with the relevant documents, attend to and assist Party A to attend to all examination and approval and/or registration procedures with the competent government authorities in respect of the disposal of the Pledged Interests.
7.	TERMINATION

7.1	This Contract shall become effective on the date the grant of the security interest in the Pledged Interests under this Contract being recorded in the register of members of the Company and remain effective until the earlier of the discharge in full of (i) the Primary Obligations, or (ii) the obligations of the Parties under this Contract.

7.2	Upon the discharge in full of the Primary Obligations, the pledges created hereunder shall be terminated and the Pledgors shall revise the register of members of the Company accordingly and carry out all other procedures for the release of the security interest over the Pledged Interests.

8.	GOVERNING LAW AND DISPUTE RESOLUTION

8.1	Governing Law

The execution, validity, interpretation and performance of and resolution of disputes under this Contract shall be governed by the officially published and publicly available laws of the PRC. When the officially published and publicly available laws of the PRC do not cover a certain matter, international legal principles and practices shall apply.

8.2	Dispute Resolution
8.2.1	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if no agreement regarding such disputes can be reached within thirty (30) days after their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules thereof, and the arbitration award shall be final and binding on all the Parties.

8.2.2	In order to preserve its/his rights and remedies, any Party shall be entitled to seek preservation of property in accordance with law from any court of competent jurisdiction or from the arbitration tribunal pending the final decision or award of the arbitration tribunal. During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue their implementation of this Contract.

8.2.3	Each Party irrevocably consents to the service of process, notices or other papers in connection with or in any way arising from the arbitration or the enforcement of any judgment or arbitral award, by use of any of the methods and to the addresses set forth in Clause 9 hereof for the giving of notices. Nothing contained herein shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable law.
9.	NOTICES

Notices or other communications required to be given by any Party pursuant to this Contract shall be written in Chinese or English and delivered in person or sent in letter form or by facsimile to the address of the other Party set forth below or to such other address as may from time to time be designated by the other Party through notification to such Party. The dates on which notices shall be deemed to have been effectively given shall be determined as follows: (a) notices given by personal delivery shall be deemed effectively given on the date of delivery; (b) notices given in letter form shall be deemed effectively given on the tenth day after the date mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the fourth day after delivery to an internationally recognized courier service; and (c) notices given by facsimile shall be deemed effectively given at the time of receipt as indicated on the transmission confirmation slip of the document in question.

Party A	: Redgate Media (Beijing) Ltd.
Address	: Room 802, Building No. 2, 19 Jianguomenwai Avenue, Chaoyang Beijing, China
Zip Code	: 100004
Telephone	: (8610) 8526-3128
Facsimile	: (8610) 8526-3129
Attention	: Julia Zhu

Party B	: Jin Yue
Address	: 3-1-1104, 15A Wanshou Road, Haidian District, Beijing, China
Zip Code	: 100036
Telephone	: (8610) 6823-8712
Facsimile	: (8610) 6823-2772

Party C	: Chen Fujun
Address	: 3-1-1104, 15A Wanshou Road, Haidian District, Beijing, China
Zip Code	: 100036
Telephone	: (8610) 6823-8712
Facsimile	: (8610) 6823-2772

REDGATE HK	: [Room 2703, 27/F., The Centrium, 60 Wyndham Street, Central, Hong Kong]
Telephone	: [ ]
Facsimile	: [(852) 8106-8655]
10.	MISCELLANEOUS

10.1	Change of Law

If, after the date this Contract is signed, any central or local government organ of the PRC makes any change in any provision of any PRC national or local law, regulation, decree or provision, including amendment, supplement or repeal of an existing law, regulation, decree or provision, or introduces a different interpretation or method of implementation of an existing law, regulation, decree or provision (each, a “Change”), or promulgates a new law, regulation, decree or provision (each, a “New Provision”), the following shall apply:
10.1.1	If a Change or a New Provision is more favorable to either of the Parties than the relevant laws, regulations, decrees or provisions in effect on the date this Contract is signed (and the other Party is not materially and adversely affected thereby), the Parties shall promptly apply to receive the benefits of such Change or New Provision. The Parties shall use their best efforts to cause such application to be approved.

10.1.2	If, because of such Change or New Provision, the economic benefits of the Parties under this Contract are materially and adversely affected, directly or indirectly, then this Contract shall continue to be implemented in accordance with its original terms. If the adverse effect on the affected Party’s economic interests cannot be resolved pursuant hereto, upon notice by the affected Party to the other Party, the Parties shall consult promptly and make all such amendments to this Contract as are required to maintain the affected Party’s economic benefits hereunder.
10.2	Amendment

Amendments, modifications and supplements to this Contract must be made by a written agreement signed by each Party or its duly authorized representative(s).

10.3	No Assignment

The Pledgors shall not assign part or all of this Contract without Party A’s prior written consent.

10.4	Entire Agreement

Except as set forth in the following sentence and except for written amendments, supplements or modifications made after the execution of this Contract, this Contract constitutes the entire agreement between the Parties with respect to the subject matter of this Contract and supersede all prior negotiations, representations and contracts, either oral or written, in respect of the subject matter of this Contract.

10.5	Counterpart

This Contract shall be written in English and executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

10.6	Severability

In the event any one or more of the provisions contained in this Contract should be held under any law or regulation to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.7	Successors and Assigns

This Contract shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Parties.

10.8	Survival
10.8.1	Any obligations arising under this Contract that are accrued or due prior to termination of this Contract shall survive such termination.

10.8.2	The provisions of Clauses 8, 9 and 10 shall survive the termination of this Contract.
10.9	Waiver

Any waiver of the terms and conditions of this Contract may be made by any Party if reduced to writing and signed by the Parties. A Party that in a particular situation waives it/his rights in respect of a breach of contract by the other Party shall not be deemed to have waived it/his rights against the other Party for a similar breach of contract in other situations.
10.10	Expenses

Party A shall bear any and all transfer and registration taxes, fees and expenses incurred by, or imposed on, either Party in connection with the preparation and execution of this Contract and the consummation of the transactions contemplated hereby according to any applicable law.

10.11	Remedies
10.11.1	The Parties acknowledge that damages may not be an adequate remedy for losses incurred by reason of a breach of this Contract. Each Party shall have the right to an injunction or other relief enjoining any breach of this Contract and enforcing specifically the terms and provisions hereof, and each Party hereby waives any and all defenses it/he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other relief. The existence of this right will not preclude a Party from pursuing any other rights or remedies that it/he may have under law.

10.11.2	The rights of each Party under this Contract are cumulative and in addition to all other rights or remedies that any Party may otherwise have under law.
10.12	Further Assurances

Each of the Parties agrees to expeditiously execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions and purposes of this Contract.

10.13	No Partnership, etc.

Except as expressly provided herein, nothing in this Contract shall constitute or be deemed to constitute a relationship of employer and employee, principal and agent or partnership between the Parties.
[The remainder of this page is intentionally left blank]

IN WITNESS whereof this Contract has been signed by the Parties or their duly authorized representatives as a deed on the date first specified above.

Executed as a Deed by	)
REDGATE MEDIA (BEIJING) LTD CO.	)	[company seal]
to confirm and acknowledge that	)
it is a party to the Contract	)
in the presence of Weizhen Zhang	)	/s/ Weizhen Zhang

Executed as a Deed by	)
JIN YUE	)	/s/ Yue Jin
in the presence of Ying Zhu	)	/s/ Ying Zhu

Executed as a Deed by	)
CHEN FUJUN	)	/s/ Fujun Chen
in the presence of	)	/s/ Ying Zhu

Executed as a Deed by	)
REDGATE MEDIA (HONG KONG) LIMITED	)	[company seal]
in the presence of	)

Appendix 1
POWER OF ATTORNEY FOR TRANSFER
TO BE EXECUTED BY THE PLEDGORS
Irrevocable Power of Attorney for Transfer of Equity Interest
          In consideration of the value obtained, the undersigned hereby sells, assigns and transfers the entire equity interest in registered in the name of the undersigned in the register of the shareholders of the said company to                     , and hereby irrevocably designates and appoints                      as his agent to, on his behalf, sign any document and perform any act necessary for the sale, assignment and transfer of the above equity interest recorded in the register of the shareholders of the above company.
Date:

Signatory: /s/ Yue Jin

     [                 ] (Chinese ID card number: [110102196705030412])
Witness: Ying Zhu

Name:

Appendix 1
POWER OF ATTORNEY FOR TRANSFER
TO BE EXECUTED BY THE PLEDGORS
Irrevocable Power of Attorney for Transfer of Equity Interest
          In consideration of the value obtained, the undersigned hereby sells, assigns and transfers the entire equity interest in registered in the name of the undersigned in the register of the shareholders of the said company to                     , and hereby irrevocably designates and appoints                      as his agent to, on his behalf, sign any document and perform any act necessary for the sale, assignment and transfer of the above equity interest recorded in the register of the shareholders of the above company.

Date:

Signatory:	/s/ Fujun Chen

[ ] (Chinese ID card number: [110102192712050448])

Witness:	Ying Zhu

Name: